Exhibit 3.1

CERTIFICATE OF TRUST

OF

iShares Ethereum Trust

This Certificate of iShares Ethereum Trust (the “Trust”), dated as of November 9, 2023, is being duly executed and filed by the undersigned, being the sole trustee of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

1.        Name. The name of the statutory trust is iShares Ethereum Trust.

2.        Trustee. The name and address of the trustee of the Trust, who is a resident of the State of Delaware, is:

Daniel Schwieger

c/o BlackRock Advisors, LLC

100 Bellevue Parkway

Wilmington, DE 19809-3700

3.        Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

TRUSTEE:

/s/ Daniel Schwieger
Name: Daniel Schwieger
as Trustee and not individually